Exhibit 99.2

THIS AMENDMENT (this “Amendment”) to the VORNADO REALTY TRUST 20     OUTPERFORMANCE PLAN AWARD AGREEMENT (the “Agreement”) is made and entered into as of  [                    ], 2015.

W I T N E S S E T H:

WHEREAS, VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary VORNADO REALTY L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the person named on the signature page hereof  (the “Grantee”) are parties to the Agreement whereby the Grantee was awarded by the Compensation Committee of the Board of Trustees of the Company (the “Committee”) an award under 20     outperformance plan (the “Award”) pursuant to the Company’s 2010 Omnibus Share Plan, as amended; and

WHEREAS, the Committee resolved to amend the Agreement with respect to vesting of the Award upon retirement.

NOW, THEREFORE, the Company and the Partnership, with Grantee’s approval, hereby amend the Agreement as follows:

SECTION 1.        The definition of “Retirement” in the Agreement is amended by replacing it in its entirety with the following text:

“Retirement” means:  (A) if the Grantee is a party to a Service Agreement immediately prior to such event, and “Retirement” is defined therein, then “Retirement” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such event and/or the Grantee’s Service Agreement does not define “Retirement” or a substantially equivalent term, then “Retirement” shall mean the Grantee’s termination of his or her Continuous Service with the Company and its Subsidiaries after attainment of age 65 or attainment of age 60 and completion of twenty (20) years of employment with the Company and/or a Subsidiary.

SECTION 2.        Section 4(b) of the Agreement is amended by replacing it in its entirety with the following text:

(b)           In the event of termination of the Grantee’s Continuous Service by (i) the Company without Cause, (ii) the Grantee for Good Reason, or (iii) the Grantee upon Retirement (each a “Qualified Termination”) prior to the Final Valuation Date, then the Grantee will not forfeit the Award OPP Units upon such termination, but the following provisions of this Section 4(b) shall modify the calculations required to determine the Final OPP Unit Equivalent and/or the vesting of the Final OPP Unit Equivalent, as applicable, with respect to the Grantee only:

(i)            the calculations provided in Section 3(b) hereof shall be performed as of the Final Valuation Date as if the Qualified Termination had not occurred;

(ii)           in the event of termination of the Grantee’s Continuous Service by the Company without Cause or by the Grantee for Good Reason, but not in the event of termination of the Grantee’s service upon Retirement, the Final OPP Unit Equivalent calculated pursuant to Section 3(b) shall be multiplied by the applicable Partial Service Factor (with the resulting numbers being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s Final OPP Unit Equivalent for all purposes under this Agreement.  For the avoidance of doubt, in the event of Retirement there will be no reduction in the Grantee’s Final OPP Unit Equivalent based on the Partial Service Factor; and

(iii)          the Grantee’s Final OPP Unit Equivalent as adjusted pursuant to Section 4(b)(ii) above shall no longer be subject to forfeiture pursuant to Section 3(d) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(d) hereof will apply to the Grantee after the effective date of a Qualified Termination, the Grantee will not have the right to Transfer (as defined in Section 7 hereof) his or her Award OPP Units or request redemption of his or her Award Partnership Units under the Partnership Agreement until such dates as of which his or her Final OPP Unit Equivalent, as adjusted pursuant to Section 4(b)(ii) above, would have become vested pursuant to Section 3(d) hereof absent a Qualified Termination.  For the avoidance of doubt, the purpose of this Section 4(b)(iii) is to prevent a situation where grantees of 20   OPP awards who have had a Qualified Termination would be able to realize the value of their Award OPP Units or Award Partnership Units (through Transfer or redemption) before other grantees of 20   OPP awards whose Continuous Service continues through the applicable vesting dates set forth in Section 3(d) hereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first written above.

VORNADO REALTY TRUST

By:
Joseph Macnow
Executive Vice President - Finance Chief Administrative Officer

VORNADO REALTY L.P.

By:	Vornado Realty Trust, its general partner

By:
Joseph Macnow
Executive Vice President - Finance Chief Administrative Officer

Grantee’s consent:

Name: